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                                                                      EXHIBIT 16

                              CROWE CHIZEK & COMPANY LLP


August 28, 1996



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements made by Binks Manufacturing Company (the "Company") included in Item 4 of the Company's Form 8-K dated as of August 29, 1996. We agree with the statements concerning our firm in such Form 8-K.

                                  Very truly yours,

                                  /s/ Crowe Chizek & Company LLP

                                  CROWE CHIZEK & COMPANY LLP


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